Exhibit 99.1

EngageSmart Announces Second Quarter 2023 Results

Second Quarter 2023 Revenue of $94.4 million, up 28% year over year

Second Quarter 2023 Net Income of $4.3 million and Adjusted EBITDA of $19.4 million

Announces Strategic Purchase of Assets of Luminello, an Electronic Medical Record and Practice Management Platform Primarily for Psychiatrists

Announces Sale of Enterprise Solution HealthPay24

BOSTON - August 3, 2023 - EngageSmart, Inc. (NYSE: ESMT), a leading provider of vertically tailored customer engagement software and integrated payments solutions, today reported financial results for the second quarter ended June 30, 2023.

“Extending our proven track record of success, we achieved another remarkable quarter and delivered record revenue of $94.4 million, net income of $4.3 million, and adjusted EBITDA of $19.4 million. Our excellent results in both SMB and Enterprise demonstrate our ability to balance sustainable top-line growth with strong profitability, and they underscore the durability of our business model. With our teammates' relentless execution and our attractive market position in defensive verticals, we are well positioned for continued success,” said Bob Bennett, EngageSmart CEO. “In addition, we achieved two strategic accomplishments, including the acquisition of assets of Luminello, an electronic medical record and practice management platform for mental health prescribers, as well as the sale of the HealthPay24 solution to Waystar. Both strategic decisions reinforce our commitment to enhance our offerings and deliver exceptional value to customers."

“We are thrilled to build upon our leadership position in the mental health market with the Luminello deal,” added Cassandra Hudson, EngageSmart CFO. “We believe that Luminello’s compelling market position and functionality combined with SimplePractice’s deep expertise in mental health will enable us to expand our share of the high-value, psychiatric prescriber market and accelerate growth with multi-disciplinary group practices, while offering a greater range of functionality for our growing practitioner base. At the same time, the sale of HealthPay24 enables us to focus on the solutions with the highest growth potential for us."

Second Quarter 2023 Financial and Business Performance

•
Total Revenue increased 28% to $94.4 million compared to $73.9 million in the second quarter of 2022.
•
SMB Revenue increased 30% to $53.1 million compared to $40.8 million in the second quarter of 2022.
•
Enterprise Revenue increased 25% to $41.3 million compared to $33.0 million in the second quarter of 2022.
•
Gross Profit was $72.8 million, representing 77.1% gross margin, compared to $56.1 million, or 75.9% gross margin, for the second quarter of 2022. Adjusted Gross Profit was $74.8 million, representing 79.2% Adjusted Gross Margin, compared to $57.8 million, or 78.2% Adjusted Gross Margin, for the second quarter of 2022.1
•
Net Income was $4.3 million, representing 4.6% net income margin, compared to $6.9 million, or 9.3% net income margin, in the second quarter of 2022.
•
Adjusted EBITDA was $19.4 million, representing 20.5% Adjusted EBITDA Margin, compared to $12.0 million, or 16.2% Adjusted EBITDA Margin, for the second quarter of 2022.1
•
Cash and Cash Equivalents were $332.8 million as of June 30, 2023, compared to $311.8 million as of December 31, 2022.

•
Total Number of Customers increased by 22% to 113.2 thousand as of June 30, 2023, compared to 92.6 thousand as of June 30, 2022.
•
Total Transactions Processed increased 22% to 43.8 million compared to 36.1 million in the second quarter of 2022.

____________________

1Reconciliations of GAAP to non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, and Adjusted EBITDA Margin, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

Financial Outlook

	Q3'23	FY'23
	Guidance	Guidance
Revenue (in millions)	$95.0 - $96.0	$376.5 - $379.0
Adjusted EBITDA (in millions)	$14.7 - $15.2	$69.5 - $70.5

With the information available as of August 3, 2023, we are providing the above guidance for the third quarter and full year of 2023, based on current market conditions and expectations. This guidance takes into consideration the Luminello deal and the sale of HealthPay24 and is subject to various important cautionary factors referenced in the “Forward-Looking Statements” section below.

We do not provide a reconciliation of Adjusted EBITDA guidance to net income on a forward-looking basis due to difficulty in predicting certain items excluded from this non-GAAP financial measure; specifically, stock-based compensation, provision for (benefit from) income taxes and transaction-related expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable impact on our future GAAP financial results.

Raymond James served as investment banking advisor to EngageSmart on the sale of HealthPay24.

Webcast and Conference Call Information

EngageSmart, Inc. (NYSE: ESMT), a leading provider of vertically tailored customer engagement software and integrated payments solutions, will report second quarter 2023 financial results before the market opens on Thursday, August 3, 2023. Management will host a conference call to discuss the results at 8:30 a.m. ET.

The conference call will be webcast live on EngageSmart’s investor relations website at https://investors.engagesmart.com/events-and-presentations/events/. A replay will be available on the investor relations website following the call.

For investors and analysts wishing to participate in the call, the dial-in numbers are (800) 445-7795 for domestic callers and (785) 424-1699 for international callers. The conference ID is ENGAGESMART, and the program title is EngageSmart Q2 2023 Earnings Call.

About EngageSmart

EngageSmart is a leading provider of vertically tailored customer engagement software and integrated payments solutions. At EngageSmart, our mission is to simplify customer and client engagement to allow our customers to focus resources on initiatives that improve their businesses and better serve their communities. EngageSmart offers single instance, multi-tenant, true Software-as-a-Service (“SaaS”) vertical solutions, including SimplePractice, InvoiceCloud and DonorDrive, that are designed to simplify our customers’ engagement with their clients by driving digital adoption and self-service. As of June 30, 2023, EngageSmart serves 109,700 customers in the SMB Solutions segment and 3,400 customers in the Enterprise Solutions segment across several core verticals: Health & Wellness, Government, Utilities, Financial Services, Healthcare and Giving. For more information, visit www.engagesmart.com and follow us on LinkedIn.

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding anticipated financial performance and financial position, including our financial outlook for the third quarter and full year 2023 and thereafter, and other statements that are not historical facts. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: our inability to sustain our rapid growth; failure to manage our infrastructure to support our future growth; our risk management efforts not being effective to prevent fraudulent activities; inability to attract new customers or convert trial customers into paying customers; inability to introduce new features or services successfully or to enhance our solutions; declines in customer renewals or failure to convince customers to broaden their use of solutions; inability to achieve or sustain profitability; failure to adapt and respond effectively to rapidly changing technology, evolving industry standards and regulations and changing business needs, requirements or preferences; real or perceived errors, failures or bugs in our solutions; intense competition; lack of success in establishing, growing or maintaining strategic partnerships; fluctuations in quarterly operating results; future acquisitions and investments diverting management’s attention and difficulties associated with integrating such acquired businesses; general economic conditions (including inflation and rising interest rates), both domestically and internationally, as well as economic conditions affecting industries in which our customers operate; the war in Ukraine; concentration of revenue in our InvoiceCloud and SimplePractice solutions; COVID-19 pandemic and its impact on our employees, customers, partners, clients and other key stakeholders; legal and regulatory risks; and technology and intellectual property-related risks, among others.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, and our subsequent Quarterly Reports on Form 10-Q, as updated by our future filings with the Securities and Exchange Commission (“SEC”). Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

Non-GAAP Financial Measures

This press release includes certain performance metrics and financial measures not based on GAAP, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Non-GAAP Operating Expenses, and Free Cash Flow, as well as key business metrics, including total Number of Customers and total Transactions Processed.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Non-GAAP Operating Expenses, and Free Cash Flow are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP and should not be considered as an alternative to net income, net income margin, gross profit, gross margin, operating expenses, net cash provided by operating activities or any other performance measure derived in accordance with GAAP.

We define Adjusted EBITDA as net income excluding interest income (expense), net; provision for (benefit from) income taxes; depreciation; and amortization of intangible assets, as further adjusted for transaction-related expenses and stock-based compensation. Transaction-related expenses typically consist of direct costs related to acquisitions, divestitures, and other strategic activities which are excluded from our non-GAAP measures because they relate to specific transactions which are not reflective of our ongoing operations. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

We define Adjusted Gross Profit as gross profit as adjusted for amortization of intangible assets and stock-based compensation. We define Adjusted Gross Margin as Adjusted Gross Profit divided by revenue.

We define Non-GAAP Operating Expenses as GAAP operating expenses excluding stock-based compensation and transaction-related expenses. We define Non-GAAP Operating Expenses as a percentage of revenue as Non-GAAP Operating Expenses divided by revenue.

We define Free Cash Flow as net cash provided by operating activities less purchases of property and equipment, including costs capitalized for development of internal-use software.

We define Number of Customers as individuals or entities with whom we directly contract to use our solutions.

We define Transactions Processed as the number of accepted payment transactions, such as credit card and debit card transactions, automated clearing house (“ACH”) payments, emerging electronic payments, other communication, text messaging and interactive voice response transactions, and other payment transaction types, which are facilitated through our platform during a given period. We believe Transactions Processed is a key business metric for investors because it directly correlates with transaction and usage-based revenue. We use Transactions Processed to evaluate changes in transaction and usage-based revenue over time.

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Non-GAAP Operating Expenses, and Free Cash Flow may not be comparable to similar measures disclosed by our competitors because not all companies and analysts calculate these non-GAAP financial measures in the same manner. We present these non-GAAP financial measures because we consider these metrics to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

Non-GAAP financial measures assist management in assessing operating performance by removing the impact of items not directly resulting from our core operations, to present operating results on a consistent basis. Management uses these non-GAAP financial measures for planning purposes, including the preparation of our internal annual operating budget and financial projections; to evaluate the performance and effectiveness of our operational strategies; and to evaluate our capacity to expand our business. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income, net income margin, gross profit, gross margin, operating expenses, net cash provided by operating activities, or other financial statement data presented in accordance with GAAP in our consolidated financial statements.

Disclosure

We disclose information to the public concerning EngageSmart, EngageSmart’s products and services, and other items through a variety of disclosure channels in order to achieve broad, non-exclusionary distribution of information to the public. Some of the information distributed through these disclosure channels may be considered material information. Investors and others are encouraged to review the information we make public in the locations below.* This list may be updated from time to time.

*For information concerning EngageSmart and its products and services, please visit: www.engagesmart.com

*For information provided to the investment community, including news releases, events and presentations, and SEC filings, please visit: investors.engagesmart.com/overview/default.aspx

*For information provided to the media, including news releases, please visit: investors.engagesmart.com/news/default.aspx

*For additional information, please follow EngageSmart’s social media accounts: www.twitter.com/engagesmartinc, www.facebook.com/EngageSmartInc, and www.linkedin.com/company/engagesmart

Investor Relations

Josh Schmidt
EngageSmart, Inc.
IR@engagesmart.com

Press:

Nicole Bestard

Quarter Horse PR
Engagesmart@qh-pr.com

EngageSmart, Inc.

Condensed Consolidated Statement of Operations

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$94,409	$73,862	$182,841	$141,224
Cost of revenue	21,637	17,803	42,536	33,842
Gross profit	72,772	56,059	140,305	107,382
Operating expenses:
General and administrative	14,456	14,997	29,863	28,284
Selling and marketing	30,421	23,692	59,547	46,356
Research and development	16,693	10,993	31,513	21,033
Amortization of intangible assets	2,362	2,362	4,724	4,724
Total operating expenses	63,932	52,044	125,647	100,397
Income from operations	8,840	4,015	14,658	6,985
Other income (expense), net:
Interest expense	(121)	(121)	(240)	(240)
Other income, net	3,322	322	5,861	350
Total other income (expense), net	3,201	201	5,621	110
Income before income taxes	12,041	4,216	20,279	7,095
Provision for (benefit from) income taxes	7,703	(2,663)	11,817	(1,843)
Net income and comprehensive income	$4,338	$6,879	$8,462	$8,938
Net income per share:
Basic	$0.03	$0.04	$0.05	$0.05
Diluted	$0.03	$0.04	$0.05	$0.05
Weighted-average number of shares outstanding:
Basic	166,902,466	162,991,881	166,632,637	162,569,871
Diluted	169,969,058	168,950,869	169,938,476	168,983,310

EngageSmart, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share amounts)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$332,831	$311,780
Accounts receivable, net of allowance for credit losses of $196 and $228 as of June 30, 2023 and December 31, 2022, respectively	11,543	10,971
Unbilled receivables	5,677	5,413
Prepaid expenses and other current assets	13,476	13,680
Total current assets	363,527	341,844
Operating lease right-of-use assets	25,188	26,907
Property and equipment, net	16,981	14,328
Goodwill	425,677	425,677
Acquired intangible assets, net	64,519	72,319
Other assets	6,180	5,422
Total assets	$902,072	$886,497
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,387	$1,229
Accrued expenses and other current liabilities	35,715	38,423
Deferred revenue	8,924	8,237
Operating lease liabilities	4,876	4,632
Total current liabilities	50,902	52,521
Long-term operating lease liabilities	24,987	27,161
Deferred income taxes	1,332	1,322
Deferred revenue, net of current portion	324	335
Other long-term liabilities	269	186
Total liabilities	77,814	81,525
Stockholders' equity:
Preferred stock, par value $0.001 per share, 10,000,000 shares authorized and no shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock, par value $0.001 per share, 650,000,000 shares authorized and 167,216,167 and 166,081,011 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	167	166
Additional paid-in capital	825,142	814,319
Accumulated stockholders' deficit	(1,051)	(9,513)
Total stockholders’ equity	824,258	804,972
Total liabilities and stockholders’ equity	$902,072	$886,497

EngageSmart, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$8,462	$8,938
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9,823	9,273
Amortization of deferred costs	424	158
Stock-based compensation expense	10,002	6,314
Non-cash operating lease expense	2,328	2,279
Deferred income taxes	10	(1,843)
Non-cash interest expense	116	116
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(230)	(1,750)
Accounts receivable, net	(572)	(531)
Unbilled receivables	(264)	(1,116)
Other assets	(873)	(886)
Accounts payable	177	(989)
Accrued expenses and other current liabilities	(2,708)	589
Deferred revenue	676	732
Operating lease liabilities	(2,529)	(2,873)
Other long-term liabilities	83	27
Net cash provided by operating activities	24,925	18,438
Cash flows from investing activities:
Purchases of property and equipment, including costs capitalized for development of internal-use software	(4,696)	(2,933)
Net cash used in investing activities	(4,696)	(2,933)
Cash flows from financing activities:
Payment of debt issuance costs	—	(23)
Payments of contingent consideration	—	(1,066)
Proceeds from exercise of stock-based options	2,404	5,588
Payments of taxes related to net share settlement of equity awards	(2,563)	(266)
Proceeds from issuance of common stock under employee stock purchase plan	981	463
Payment of initial public offering costs	—	(286)
Net cash provided by financing activities	822	4,410
Net increase in cash, cash equivalents and restricted cash	21,051	19,915
Cash, cash equivalents and restricted cash at beginning of period	312,080	254,594
Cash, cash equivalents and restricted cash at end of period	$333,131	$274,509
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$332,831	$274,209
Restricted cash within other assets	300	300
Total cash, cash equivalents, and restricted cash	$333,131	$274,509

EngageSmart, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

Reconciliation of GAAP Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands, except percentages)
Net income	$4,338	$6,879	$8,462	$8,938
Net income margin	4.6%	9.3%	4.6%	6.3%
Adjustments:
Provision for (benefit from) income taxes	7,703	(2,663)	11,817	(1,843)
Interest (income) expense, net	(3,205)	(210)	(5,625)	(122)
Amortization of intangible assets	3,900	3,899	7,800	7,800
Depreciation	1,031	733	2,023	1,473
Stock-based compensation	5,102	3,327	10,002	6,314
Transaction-related expense	510	—	2,222	(38)
Adjusted EBITDA	$19,379	$11,965	$36,701	$22,522
Adjusted EBITDA Margin	20.5%	16.2%	20.1%	15.9%

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands, except percentages)
Gross profit	$72,772	$56,059	$140,305	$107,382
Gross margin	77.1%	75.9%	76.7%	76.0%
Adjustments:
Amortization of intangible assets	1,538	1,537	3,076	3,076
Stock-based compensation	489	155	1,040	263
Adjusted Gross Profit	$74,799	$57,751	$144,421	$110,721
Adjusted Gross Margin	79.2%	78.2%	79.0%	78.4%

Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Net cash provided by operating activities	$16,091	$15,697	$24,925	$18,438
Less:
Purchases of property and equipment, including costs capitalized for development of internal-use software	(2,244)	(1,424)	(4,696)	(2,933)
Free cash flow	$13,847	$14,273	$20,229	$15,505

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands, except percentages)
General and administrative expenses	$14,456	$14,997	$29,863	$28,284
General and administrative as a percentage of revenue	15.3%	20.3%	16.3%	20.0%
Less:
Stock-based compensation	(2,609)	(2,377)	(5,051)	(4,696)
Transaction-related expense	(478)	—	(2,190)	38
Non-GAAP general and administrative expenses	$11,369	$12,620	$22,622	$23,626
Non-GAAP general and administrative as a percentage of revenue	12.0%	17.1%	12.4%	16.7%

Selling and marketing expenses	$30,421	$23,692	$59,547	$46,356
Selling and marketing as a percentage of revenue	32.2%	32.1%	32.6%	32.8%
Less:
Stock-based compensation	(976)	(557)	(1,927)	(960)
Transaction-related expense	(5)	—	(5)	—
Non-GAAP selling and marketing expenses	$29,440	$23,135	$57,615	$45,396
Non-GAAP selling and marketing as a percentage of revenue	31.2%	31.3%	31.5%	32.1%

Research and development expenses	$16,693	$10,993	$31,513	$21,033
Research and development as a percentage of revenue	17.7%	14.9%	17.2%	14.9%
Less:
Stock-based compensation	(1,028)	(238)	(1,984)	(395)
Transaction-related expense	(27)	—	(27)	—
Non-GAAP research and development expenses	$15,638	$10,755	$29,502	$20,638
Non-GAAP research and development as a percentage of revenue	16.6%	14.6%	16.1%	14.6%

Disaggregated Revenue

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Enterprise Solutions
Transaction and usage-based	$38,148	$29,989	$73,554	$58,308
Subscription	2,676	2,156	5,231	4,237
Other	484	872	1,168	1,332
Total Enterprise Solutions revenue	41,308	33,017	79,953	63,877
SMB Solutions
Transaction and usage-based	16,158	11,237	30,730	22,264
Subscription	36,629	29,225	71,532	54,277
Other	314	383	626	806
Total SMB Solutions revenue	53,101	40,845	102,888	77,347
Total revenue	$94,409	$73,862	$182,841	$141,224